UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act Of 1934

Date of report (Date of earliest event reported) December 13, 2007

THE FIRST AMERICAN CORPORATION

(Exact Name of the Registrant as Specified in Charter)

California	001-13585	95-1068610
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 First American Way, Santa Ana, California		92707-5913
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (714) 250-3000

Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 13, 2007, First American CoreLogic Holdings, Inc. (“First American CoreLogic”), a majority owned subsidiary of The First American Corporation (the “Company”) entered into a secured financing arrangement with Banc of America Leasing & Capital, LLC, pursuant to which First American CoreLogic borrowed $50 million on December 13, 2007, and has the ability to borrow an additional $50 million in January 2008. Pursuant to the terms of the financing, the loans are secured by the capitalized software and data of First American CoreLogic and its wholly owned U.S. subsidiaries, and repayment thereof is guaranteed by First American Real Estate Solutions LLC, First American CoreLogic’s direct parent company and a majority owned subsidiary of the Company.

A copy of the First American CoreLogic promissory note is attached as Exhibit 99.1 hereto; a copy of the Master Security Agreement in connection therewith is attached as Exhibit 99.2 hereto; and a copy of the Guaranty is attached as Exhibit 99.3 hereto.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

99.1	Promissory Note, dated as of December 13, 2007, of First American CoreLogic Holdings, Inc. in favor of Banc of America Leasing & Capital, LLC.

99.2	Master Security Agreement, dated as of December 13, 2007, between First American CoreLogic Holdings, Inc. and Banc of America Leasing & Capital, LLC.

99.3	Continuing Guaranty, dated as of December 13, 2007, by First American Real Estate Solutions LLC in favor of Banc of America Leasing & Capital, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST AMERICAN CORPORATION

Date: December 18, 2007	By:	/s/ Kenneth D. DeGiorgio
Name: Kenneth D. DeGiorgio
Title: Senior Vice President